Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

AGM Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

					Proposed	Proposed
			Fee		Maximum	Maximum
			Calculation		Offering	Aggregate		Amount of
	Security	Security	or Carry	Amount	Price Per	Offering		Registration
	Type	Class Title	Forward Rule	Registered	Unit	Price	Fee Rate	Fee
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.001 per share (1)	Rule 457(o)	–	–	15,000,000	0.00014760	$2,214
	Equity	Warrants to purchase Class A Ordinary Shares (2)	Rule 457(g)	–	–	–	–	–
	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	Rule 457(o)	–	–	$15,000,000	0.00014760	$2,214
	Equity	Placement agent’s warrants to purchase Class A Ordinary Shares(3)	Rule 457(g)	–	–	–	–	–
	Equity	Class A Ordinary Shares issuable upon exercise of the placement agent’s warrants(3)	Rule 457(o)	–	–	$750,000	0.00014760	$111
Fees Previously Paid	–	–	–	–	–	–	–	$0
	Total Offering Amounts					$30,750,000		$4,539
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$4,539

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A ordinary shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Class A ordinary shares underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(3)	The Registrant has agreed to issued to the placement agent warrants to purchase a number of Class A ordinary shares equal to an aggregate of five percent (5%) of the Class A ordinary shares (the “Placement Agent’s Warrants”) sold in the offering. The exercise price of the Placement Agent’s Warrants is equal to 100% of the offering price of per Class A ordinary share and accompanying warrants offered hereby. The Placement Agent’s Warrants are exercisable commencing six (6) months after the effectiveness of this prospectus for five (5) years after original issuance date.